Exhibit 99.1

PRESS RELEASE

FTAI Reports Second Quarter 2019 Results, Dividend of $0.33 per Common Share

NEW YORK, August 1, 2019 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended June 30, 2019. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’19
Net Cash Provided by Operating Activities	$37,842
Net Income Attributable to Shareholders	$20,332
Basic and Diluted Earnings per Share	$0.24

Funds Available for Distribution (“FAD”) (1)	$86,894
Adjusted EBITDA(1)	$94,130
________________________________
(1)	For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2019, our total FAD was $86.9 million. This amount includes $126.8 million from aviation leasing activities, offset by $(10.0) million and $(29.9) million from infrastructure and corporate and other activities, respectively.

Second Quarter 2019 Dividend

On August 1, 2019, the Company’s Board of Directors declared a cash dividend on its common shares of $0.33 per share for the quarter ended June 30, 2019, payable on August 27, 2019 to the holders of record on August 16, 2019.

“We just completed our most profitable quarter ever both in terms of net income and adjusted EBITDA. Aviation continues to exceed our expectations and we are executing long-term contracts at all four of our infrastructure companies at a pace we have never experienced before,” said Joe Adams, the Company’s Chief Executive Officer.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, August 2, 2019 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, August 2, 2019 through midnight Friday, August 9, 2019 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 7549869.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in August 2019 will be treated as a partnership distribution. For tax withholding purposes, the per share distribution components are as follows:

Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.0975
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.2325
Distribution Per Share	$0.3300

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 of the Code.

(3)	This income is not subject to withholding under §1441 or §1446 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Equipment leasing revenues	$79,200	$59,330	$151,652	$115,114
Infrastructure revenues	79,805	12,649	131,980	25,709
Total revenues	159,005	71,979	283,632	140,823

Expenses
Operating expenses	92,763	27,593	154,681	55,172
General and administrative	4,297	4,573	9,029	8,159
Acquisition and transaction expenses	2,308	1,508	3,782	3,274
Management fees and incentive allocation to affiliate	5,710	4,495	9,548	8,234
Depreciation and amortization	42,600	32,844	82,133	62,431
Interest expense	25,472	12,857	46,775	24,728
Total expenses	173,150	83,870	305,948	161,998

Other income (expense)
Equity in losses of unconsolidated entities	(169)	(251)	(553)	(156)
Gain on sale of equipment, net	22,630	4,996	24,355	4,991
Interest income	240	74	331	250
Other income	4,938	1,157	2,334	1,337
Total other income	27,639	5,976	26,467	6,422

Income (loss) before income taxes	13,494	(5,915)	4,151	(14,753)
(Benefit from) provision for income taxes	(2,299)	534	(1,846)	1,029
Net income (loss)	15,793	(6,449)	5,997	(15,782)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(4,539)	(7,288)	(7,955)	(16,049)
Net income attributable to shareholders	$20,332	$839	$13,952	$267

Earnings per share
Basic	$0.24	$0.01	$0.16	$—
Diluted	$0.24	$0.01	$0.16	$—

Weighted Average Shares Outstanding:
Basic	85,987,769	83,160,037	85,987,115	82,351,736
Diluted	85,989,029	83,160,047	85,987,115	82,351,858

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, unless otherwise noted)

	(Unaudited)
	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$115,559	$99,601
Restricted cash	58,817	21,236
Accounts receivable, net	61,878	53,789
Leasing equipment, net	1,509,848	1,432,210
Operating lease right-of-use assets, net	42,993	—
Finance leases, net	20,092	18,623
Property, plant, and equipment, net	855,013	708,853
Investments	38,727	40,560
Intangible assets, net	32,409	38,513
Goodwill	116,584	116,584
Other assets	236,589	108,809
Total assets	$3,088,509	$2,638,778

Liabilities
Accounts payable and accrued liabilities	$117,280	$112,188
Debt, net	1,631,136	1,237,347
Maintenance deposits	180,824	158,163
Security deposits	41,103	38,539
Operating lease liabilities	43,459	—
Other liabilities	36,474	38,759
Total liabilities	$2,050,276	$1,584,996

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 84,846,083 and 84,050,889 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively)	$848	$840
Additional paid in capital	972,836	1,029,376
Accumulated deficit	(18,865)	(32,817)
Accumulated other comprehensive income	34,058	—
Shareholders' equity	988,877	997,399
Non-controlling interest in equity of consolidated subsidiaries	49,356	56,383
Total equity	1,038,233	1,053,782
Total liabilities and equity	$3,088,509	$2,638,778

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$5,997	$(15,782)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in losses of unconsolidated entities	553	156
Gain on sale of equipment, net	(24,355)	(4,991)
Security deposits and maintenance claims included in earnings	(2,869)	(4,325)
Equity-based compensation	928	437
Depreciation and amortization	82,133	62,431
Change in current and deferred income taxes	(2,655)	564
Change in fair value of non-hedge derivative	(250)	(182)
Amortization of lease intangibles and incentives	17,288	12,943
Amortization of deferred financing costs	4,043	2,483
Bad debt expense	3,062	1,521
Other	547	21
Change in:
Accounts receivable	(14,675)	(10,064)
Other assets	(13,105)	(10,318)
Accounts payable and accrued liabilities	8,661	22,091
Management fees payable to affiliate	871	(668)
Other liabilities	(8,062)	2,835
Net cash provided by operating activities	58,112	59,152

Cash flows from investing activities:
Investment in notes receivable	—	(912)
Investment in unconsolidated entities and available for sale securities	—	(1,115)
Principal collections on finance leases	2,996	539
Acquisition of leasing equipment	(209,171)	(205,819)
Acquisition of property, plant and equipment	(159,252)	(124,039)
Acquisition of lease intangibles	623	(2,225)
Purchase deposits for acquisitions	(33,637)	(17,890)
Proceeds from sale of leasing equipment	71,497	26,499
Proceeds from sale of property, plant and equipment	7	31
Return of capital distributions from unconsolidated entities	1,280	—
Return of purchase deposit for aircraft and aircraft engines	—	240
Return of deposit on sale of engine	—	(400)
Net cash used in investing activities	$(325,657)	$(325,091)

Cash flows from financing activities:
Proceeds from debt	$529,477	$204,350
Repayment of debt	(128,835)	(45,874)
Payment of deferred financing costs	(32,443)	(1,819)
Receipt of security deposits	3,475	3,748
Return of security deposits	(233)	(805)
Receipt of maintenance deposits	28,903	22,355
Release of maintenance deposits	(22,493)	(4,276)
Proceeds from issuance of common shares, net of underwriter's discount	—	128,450
Common shares issuance costs	—	(789)
Purchase of non-controlling interest	—	(3,700)
Cash dividends	(56,767)	(54,662)
Net cash provided by financing activities	$321,084	$246,978

Net increase (decrease) in cash and cash equivalents and restricted cash	53,539	(18,961)
Cash and cash equivalents and restricted cash, beginning of period	120,837	92,806
Cash and cash equivalents and restricted cash, end of period	$174,376	$73,845

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2019	2018	Change	2019	2018	Change
Net income attributable to shareholders	$20,332	$839	$19,493	$13,952	$267	$13,685
Add: (Benefit from) provision for income taxes	(2,299)	534	(2,833)	(1,846)	1,029	(2,875)
Add: Equity-based compensation expense	700	229	471	928	437	491
Add: Acquisition and transaction expenses	2,308	1,508	800	3,782	3,274	508
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	(3,470)	(441)	(3,029)	(250)	182	(432)
Add: Asset impairment charges	—	—	—	—	—	—
Add: Incentive allocations	2,211	573	1,638	2,373	573	1,800
Add: Depreciation and amortization expense (1)	51,554	38,506	13,048	99,421	75,320	24,101
Add: Interest expense	25,472	12,857	12,615	46,775	24,728	22,047
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	24	(192)	216	(94)	(17)	(77)
Less: Equity in losses of unconsolidated entities	169	251	(82)	553	156	397
Less: Non-controlling share of Adjusted EBITDA (3)	(2,871)	(2,447)	(424)	(5,174)	(5,612)	438
Adjusted EBITDA (non-GAAP)	$94,130	$52,217	$41,913	$160,420	$100,337	$60,083
________________________________________________________

(1)
Includes the following items for the three months ended June 30, 2019 and 2018: (i) depreciation and amortization expense of $42,600 and $32,844, (ii) lease intangible amortization of $2,202 and $2,010 and (iii) amortization for lease incentives of $6,752 and $3,652, respectively. Includes the following items for the six months ended June 30, 2019 and 2018: (i) depreciation and amortization expense of $82,133 and $62,431, (ii) lease intangible amortization of $4,664 and $4,002 and (iii) amortization for lease incentives of $12,624 and $8,887, respectively.

(2)
Includes the following items for the three months ended June 30, 2019 and 2018: (i) net loss of $(276) and $(299), (ii) interest expense of $34 and $94 and (iii) depreciation and amortization expense of $266 and $13, respectively. Includes the following items for the six months ended June 30, 2019 and 2018: (i) net loss of $(696) and $(251), (ii) interest expense of $70 and $206 and (iii) depreciation and amortization expense of $532 and $28, respectively.

(3)
Includes the following items for the three months ended June 30, 2019 and 2018: (i) equity based compensation of $110 and $25, (ii) provision for income taxes of $10 and $3, (iii) interest expense of $1,109 and $1,032, (iv) depreciation and amortization expense of $1,345 and $1,200, and (v) changes in fair value of non-hedge derivative instruments of $297 and $187, respectively. Includes the following items for the six months ended June 30, 2019 and 2018: (i) equity based compensation of $135 and $62, (ii) provision for income taxes of $46 and $7, (iii) interest expense of $2,008 and $2,324, (iv) depreciation and amortization expense of $2,509 and $3,276 and (v) changes in fair value of non-hedge derivative instruments of $476 and $(57), respectively.

We use Funds Available for Distribution (“FAD”) in evaluating our ability to meet our stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excludes changes in working capital.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the six months ended June 30, 2019 and 2018:

	Six Months Ended June 30,
(in thousands)	2019	2018
Net Cash Provided by Operating Activities	$58,112	$59,152
Add: Principal Collections on Finance Leases	2,996	539
Add: Proceeds from Sale of Assets	71,504	26,530
Add: Return of Capital Distributions from Unconsolidated Entities	1,280	—
Less: Required Payments on Debt Obligations (1)	(3,125)	(3,124)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	26,310	(3,876)
Funds Available for Distribution (FAD)	$157,077	$79,221
________________________________________________________

(1)
Required payments on debt obligations for the six months ended June 30, 2019 exclude repayments of $115,000 for the Revolving Credit Facility and $10,710 for the CMQR Credit Agreement, and for the six months ended June 30, 2018 exclude repayments of $25,000 for the Revolving Credit Facility and $17,750 for the CMQR Credit Agreement, all of which were voluntary refinancings as repayments of these amounts were not required at such time.

The following tables set forth a reconciliation of FAD to Net Cash provided by Operating Activities for the three and six months ended June 30, 2019:

	Three Months Ended June 30, 2019
(in thousands)	Aviation Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$126,817	$(9,994)	$(29,929)	$86,894
Less: Principal Collections on Finance Leases				(1,707)
Less: Proceeds from Sale of Assets				(44,205)
Less: Return of Capital Distributions from Unconsolidated Entities				(882)
Add: Required Payments on Debt Obligations (1)				1,563
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(3,821)
Net Cash provided by Operating Activities				$37,842

(1)
Required payments on debt obligations for the three months ended June 30, 2019 exclude repayments of $75,000 for the Revolving Credit Facility and $5,050 for the CMQR Credit Agreement, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

	Six Months Ended June 30, 2019
(in thousands)	Aviation Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$227,958	$(14,179)	$(56,702)	$157,077
Less: Principal Collections on Finance Leases				(2,996)
Less: Proceeds from Sale of Assets				(71,504)
Less: Return of Capital Distributions from Unconsolidated Entities				(1,280)
Add: Required Payments on Debt Obligations (2)				3,125
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(26,310)
Net Cash provided by Operating Activities				$58,112

(2)
Required payments on debt obligations for the six months ended June 30, 2019 exclude repayments of $115,000 for the Revolving Credit Facility and $10,710 for the CMQR Credit Agreement, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.